UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 8, 2021

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2021, Summit Healthcare REIT, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “PSA”) with Madison Creek Partners, LLC, a California limited liability company and an unaffiliated seller (the “Seller”). Pursuant to the PSA, the Company shall acquire three (3) real estate properties (collectively, the “Properties”), two (2) of which are located in Yucaipa, California, and one (1) of which is located in Mentone, California, from the Seller for a total purchase price of $20,055,000. The Company has made a $100,000 earnest money deposit in escrow, which shall become non-refundable forty-five (45) days following the execution of the PSA, if the Company does not terminate the PSA prior to the expiration of such period (the “Inspection Period”). Upon the expiration of the Inspection Period, the Company must deliver an additional, non-refundable earnest money deposit of $100,000 to the Seller. The closing of the acquisition of the Properties is expected to occur within thirty (30) days following the expiration of the Inspection Period. The Company expects to invest up to approximately $6.3 million of equity for this acquisition.

The PSA contains provisions, representations, warranties, covenants and indemnities that are customary and standard for the real estate industry. Several conditions to closing on the acquisition remain to be satisfied, and there can be no assurance that we will complete the transaction on the general terms described above or at all. The foregoing description of the PSA does not purport to be complete and is qualified in all respects by reference to the full text of the PSA, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements above include, but are not limited to, matters identified as expectations and matters with respect to this future acquisition. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect the Company’s future results, review the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: February 12, 2021